Exhibit 99.1
FOR IMMEDIATE DISTRIBUTION

Contact:
URS Corporation	Sard Verbinnen & Co
H. Thomas Hicks	Hugh Burns/Jamie Tully
Vice President	(212) 687-8080
& Chief Financial Officer
(415) 774-2700
URS CORPORATION COMPLETES ACQUISITION OF
WASHINGTON GROUP INTERNATIONAL

     SAN FRANCISCO, CA — November 15, 2007 — URS Corporation (NYSE: URS) today announced that the Company has completed its acquisition of Washington Group International, Inc. (NYSE: WNG) for a total purchase price of approximately $3.1 billion. The closing of the acquisition follows approvals by URS and Washington Group stockholders at each company’s special meeting of stockholders held earlier today.
     “This transaction has important benefits for the stockholders and customers of both companies,” said Martin M. Koffel, Chairman and Chief Executive Officer of URS. “With the addition of Washington Group’s complementary engineering and construction services, URS becomes one of the few fully-integrated engineering, construction and technical services firms capable of serving every phase of a project — from initial planning, engineering and construction of a project, to operations and maintenance. The combined company also has enhanced scale and expertise to meet the increasing demand for comprehensive solutions on large, complex global assignments. We are looking forward to capturing the tremendous potential of the combined company.”
     Mr. Koffel continued, “We also are delighted to welcome Washington Group’s 25,000 employees to URS. We believe the combined company is unrivaled in terms of its professional talent and the opportunities we are able to offer our employees as part of a larger, more dynamic company.”

     The acquisition further diversifies and broadens URS’ market exposure, allowing the Company to offer a broad range of engineering and construction services to clients in the transportation, facilities, environmental, water/wastewater, industrial infrastructure and process, homeland security, installations and logistics, and defense systems markets. In addition, the combined company will be a major contractor to the federal government.
     Under the terms of the merger agreement, Washington Group stockholders are receiving $43.80 in cash and 0.900 shares of URS common stock for each share of Washington Group stock. In lieu of receiving the mix of cash and URS common stock, Washington Group stockholders may elect to receive all stock or all cash. The number of shares to be paid in lieu of cash in an all-stock election and the amount of cash to be paid in lieu of URS common stock in an all-cash election will be based on the volume weighted average trading price of URS common stock during the five trading day period ended November 14, 2007 of $57.0184. All-cash and all-stock elections are subject to proration.
     Based on the five trading day volume weighted average price of URS common stock of $57.0184, Washington Group stockholders can elect to receive $95.11656 in cash (subject to proration), 1.6681731 shares of URS common stock (subject to proration), or $43.80 in cash and 0.900 shares of URS common stock. The deadline for Washington Group stockholders to elect whether to receive a cash consideration, stock consideration or a combination thereof, subject to proration, will be 5:00 p.m. ET on November 20, 2007.
     URS stockholders are retaining the shares they held prior to the transaction. In connection with the completion of the transaction, Washington Group’s shares have ceased to trade on the NYSE as of the close of trading today. Washington Group will operate as the Washington Division of URS. Steven Hanks, former Chief Executive Officer of Washington Group, has been named President of the Washington Division and appointed to the URS Corporation Board of Directors.
     Further details about the transaction are available on the web at www.urs-wng.com.
About URS
     URS (NYSE: URS) is a leading provider of engineering, construction and technical services for public agencies and private sector companies around the world. The Company offers a comprehensive range of professional planning, engineering and architectural design, environmental, heavy construction, program and construction management, system integration, and operations and maintenance, management and a wide range of specialized technical services for transportation, hazardous waste, industrial infrastructure and process, petrochemical, general building, water/wastewater, military facilities and equipment platforms, and defense and security programs. Headquartered in San Francisco, the Company operates in 34 countries with approximately 55,000 employees providing engineering and technical services to federal, state and local governmental agencies as well as private clients in the chemical, pharmaceutical, oil and gas, power, manufacturing, mining, forest products, and food and beverage industries (www.urscorp.com).
Forward-Looking Statements
Statements contained in this press release that are not historical facts may constitute forward-looking statements, including statements relating to the anticipated benefits of the merger and the combined Company’s ability to realize any of these benefits, including future opportunities, future capabilities and expertise, future competitive positioning and business synergies, future financial results, future market demand, future benefits to stockholders and employees and future economic and industry conditions. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “expect,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predict,” “potential,” “continue” and similar expressions are also intended to identify forward-looking statements. The combined Company believes that its expectations are reasonable and are based on reasonable assumptions. However, such forward-looking statements by their nature involve risks and uncertainties that could cause actual results to differ materially from the results predicted or implied by the forward-looking statements. The potential risks and uncertainties include, but are not limited to: risks related to whether any of the anticipated benefits of the merger will be realized; potential difficulties that may be encountered in integrating the merged businesses; potential uncertainties regarding market acceptance of the combined Company; competitive responses to the merger; the possibility of an economic downturn; changes in the combined Company’s book of business; the combined Company’s compliance with government contract procurement regulations; the combined Company’s ability to procure government contracts; the combined Company’s reliance on government appropriations; the ability of the government to unilaterally terminate the combined Company’s contracts; the combined Company’s ability to make accurate estimates and control costs; the combined Company’s ability to win or renew contracts; the combined Company’s and its partners’ abilities to bid on, win, perform and renew contracts and projects; environmental issues and liabilities; liabilities for pending and future litigation; the impact of changes in laws and regulations; the potential for a decline in defense spending; industry competition; the combined Company’s ability to attract and retain key individuals; employee, agent or partner misconduct; risks associated with changes in equity-based compensation requirements; the combined Company’s leveraged position and ability to service its debt; risks associated with international operations; business activities in high security risk countries; third-party software risks; terrorist and natural disaster risks; the combined Company’s relationships with its labor unions; the combined Company’s ability to protect its intellectual property rights; anti-takeover risks and other factors discussed more fully in URS’ Form 10-Q for its quarter ended September 28, 2007, Washington Group’s Form 10-Q for its quarter ended September 28, 2007, as well as in the Joint Proxy Statement/Prospectus and related supplement of URS and Washington Group filed, and other reports subsequently filed from time to time, with the Securities and Exchange Commission. These forward-looking statements represent only the combined Company’s current intentions, beliefs or expectations, and any forward-looking statement speaks only as of the date on which it was made. The combined Company assumes no obligation to update any forward-looking statements.
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